Exhibit 10.3

LENSAR, INC.

2020 INCENTIVE AWARD PLAN

RESTRICTED STOCK Unit Grant Notice – DIRECTOR DEFERRAL

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2020 Incentive Award Plan (as amended from time to time, the “Plan”) of LENSAR, Inc. (the “Company”). The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of RSUs:
Vest Commencement Date:

Subject to any acceleration provisions contained in the Plan or set forth below, the RSUs shall vest in accordance with the following schedule:

Shares	Vest Date

Notwithstanding the foregoing, the RSUs shall vest in full immediately upon a Change in Control.

If the Company uses an electronic capitalization table system (such as E*Trade) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information shall be deemed to come from the electronic capitalization system and is considered part of this Grant Notice.

By Participant’s electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Participant has been provided with a copy or electronic access to a copy of the prospectus for the Plan. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Exhibit 10.3

exhibit a

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

Article I.

general
1.1
Award of RSUs. The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share, as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.
1.2
Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3
Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article II.

VESTING; forfeiture AND SETTLEMENT
2.1
Vesting; Forfeiture. The RSUs will vest according to the vesting schedule in the Grant Notice (the “Vesting Schedule”), except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. Except as provided in the Grant Notice, in the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs.

2.2
Settlement.
(a)
Except as provided in Section 2.3, RSUs will be paid in Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty (60) days after the applicable vesting date.
(b)
All distributions shall be made by the Company in the form of whole shares of Common Stock.
(c)
Neither the time nor form of distribution of Shares with respect to the RSUs may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.

2.3
Deferral Election.
(a)
If Participant makes a valid deferral election within the time period specified by the Company in the deferral election form, then Participant may elect to change the timing of receipt of the Shares otherwise distributable under Section 2.2. Any such deferral election must comply with the requirements of Section 409A as well as any Plan rules on deferrals and must be made on a form approved by the Company. Any such deferral election form shall be incorporated herein by this reference and considered a part of this Agreement. To the extent a valid deferral election is made by Participant, Participant’s RSUs shall be distributed in Shares within thirty (30) days following the first to occur of:

(i) Participant’s “separation from service” (as defined in Section 1.409A-1(h) of the Treasury Regulations) (“Separation from Service”); provided, that if Participant is a “specified employee” (as determined in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i)) on the date of his or her Separation from Service, the delivery of any shares of Common Stock to be delivered to Participant upon and as a result of such Separation from Service shall be delayed to the extent necessary to avoid a prohibited distribution under Section 409A(2)(B)(i) of the Code, and such shares of Common Stock shall be distributed to Participant on the earliest of (A) the expiration of the six-month period measured from the date of Participant’s Separation from Service, (B) the date of Participant’s death, or (C) such earlier date as is permitted under Section 409A;

(iii) a Change in Control; provided, that such Change in Control also constitutes a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) and provided, further, that any distribution of shares of Common Stock upon a Change in Control shall occur immediately prior to the Change in Control. If such Change in Control does not constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), the shares of Common Stock (or such consideration as is payable with respect to the RSUs pursuant to such Change in Control), shall be paid to Participant on the occurrence of the next occurring distribution event to occur under this Section 2.3(a) following the date of such Change in Control;

(iv) Participant’s death;

(vi) Participant’s Disability (provided such Disability also constitutes a “disability” (as defined in Treasury Regulation §1.409A-1(a)(5))); or

(viii) if Participant has elected a fixed date distribution in his or her deferral election form, during the calendar year specified in Participant’s deferral election form, if any, for such fixed date distribution (and, for the avoidance of doubt, if Participant has not elected a fixed date distribution in Participant’s deferral election form, this clause (viii) shall not apply to this Award).

(b)
Participant understands and agrees that certain tax withholding amounts may be due prior to an issuance of shares of Common Stock under this Section 2.3 if the RSUs fail to be subject to a substantial risk of forfeiture for purposes of Section 83 of the Code prior to such date. In addition, in the event Shares are issued on an accelerated basis to satisfy the Federal Insurance Contributions Act tax imposed under Sections 3101, 3121(a) or 3121(v)(2) of the Code (the “FICA Tax”) as provided in this Section 2.3(b) as a result of the lapse of the substantial risk of forfeiture for purposes of Section 83 of the Code prior to the issuance of Shares under this Section 2.3, then Participant may have income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local or foreign tax laws (together with the FICA Tax, the “FICA-Related Taxes”). Participant’s FICA-Related Taxes in respect of the RSUs shall be satisfied by Participant by cash, wire transfer of immediately available funds or check, payable to the order of the Company; provided, however, that, subject to the consent of the Administrator, and solely to the extent any such action would not result in the imposition of additional tax on Participant under, or an impermissible acceleration under, Section 409A of the Code, the Company shall have the right, but not the obligation, to elect to satisfy Participant’s FICA-Related Taxes in respect of the RSUs through the accelerated issuance and withholding of Shares otherwise issuable pursuant to the RSUs having a then-current Fair Market Value not exceeding the amount necessary to satisfy the FICA-Related Taxes of the Company and its Subsidiaries based on Participant’s applicable tax withholding rate.
Article III.

TAXATION AND TAX WITHHOLDING
3.1
Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2
Tax Withholding.

(a) The Company shall have the authority and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including Participant’s employment tax obligation) required by Applicable Law to be withheld with respect to any taxable event concerning Participant arising as a result of the grant, vesting or settlement of the RSUs or otherwise under this Agreement, including, without limitation, the authority to deduct such amounts from other compensation payable to Participant by the Company. Further, the Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the RSUs as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award (provided that if Participant is subject to Section 16 of the Exchange Act, any such action by the Company shall require the approval of the Administrator).

(b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

Article IV.

other provisions
4.1
Award Not Transferable. Without limiting the generality of any other provision hereof, the Award shall be subject to the restrictions on transferability set forth in Section 9.1 of the Plan.
4.2
Adjustments. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.3
Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.4
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.5
Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.6
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.7
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.8
Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.9
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.10
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.
4.11
Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.12
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.12 Section 409A.

(a) Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.

(b) Unless the Participant makes a valid deferral election within the time period specified by the Company in the deferral election form, this Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the RSUs hereunder shall be distributed to Participant no later than the later of: (A) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (B) the fifteenth (15th) day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.

(a)
For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.
(b)
If a Change in Control constitutes a payment event with respect to any portion of the RSUs which constitute a deferral of compensation and is subject to Section 409A, the transaction or event described above with respect to such payment must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.
(c)
If a Disability constitutes a payment event with respect to any portion of the RSUs which constitute a deferral of compensation and is subject to Section 409A, the Disability must also constitute a “disability,” as defined in Treasury Regulation §1.409A-1(a)(5) to the extent required by Section 409A.

4.13 Governing Law. The provisions of the Plan and all Awards made thereunder, including the RSUs, shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

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